Exhibit 99

VIA NET.WORKS to Hold Fourth Quarter 2003 Results Conference Call

On March 21, 2003

Annual Shareholders’ Meeting Scheduled for May 22, 2003

    READING, UK, 14 March 2003 – VIA NET.WORKS, Inc. (Nasdaq and EASE; VNWI) will host its fourth quarter and full-year 2002 results conference call on Friday, March 21, 2003 at 8:45 a.m. EST.  VIA’s management will review the Company’s recent and full-year operating and financial results as well as discuss expectations for future performance.

    The conference call will be open to the public as a simultaneous webcast over the Internet.  Interested parties can access this listen only broadcast through the investor relations page of the Company’s web site at http://www.vianetworks.com .  A replay of the conference call will be available from 11 a.m. on Friday, March 21, 2003 until 5 p.m. EST on Monday, April 14, 2003.  This replay can be accessed either through the investor relations page of the Company’s web site or by calling 877-780-2276 (U.S.) or 973-628-9554 (international), access code 3196234.

    VIA also announced that its 2003 Annual Meeting of Shareholders has been scheduled for Thursday, May 22, 2003.  The Company also stated that the record date for determining shareholders entitled to vote at the 2003 Annual Meeting is April 4, 2003.

    About VIA NET.WORKS, Inc.

VIA NET.WORKS, Inc. (Nasdaq & EASE: VNWI) is a single-source provider of managed Internet services for businesses. Serving businesses in Europe and the United States, VIA is committed to improving each customer’s business productivity and competitiveness.  VIA local operations offer a comprehensive portfolio of flexible and reliable managed Internet services encompassing areas such as connectivity, hosting, security, messaging, and professional services. VIA is a facilities- based Internet services company, managing its own backbone network. This unique combination — the agility of a local, customer-focused company and the reliability of an international high-speed network — allows VIA to be highly responsive to specific customer needs and to deliver quality solutions. VIA is headquartered at 25 Kings Road, Reading, Berkshire, RG1 3AR, UK. More information about VIA can be obtained by visiting the website at http://www.vianetworks.com

Media Contact	Investor Contact
Piers Schreiber, Communications Telephone: +31 65535 8087 Email: pschreiber@vianetworks.com	Matt Nydell, General Counsel Telephone: +44 118 955 2361 Email: mnydell@vianetworks.com